TECH DATA CORPORATION REPORTS SECOND QUARTER
FISCAL YEAR 2019 RESULTS

CLEARWATER, Fla., (August 30, 2018) -- Tech Data (Nasdaq: TECD) (the “Company”) today announced its financial results for the second quarter ended July 31, 2018.

	Second quarter ended July 31,			Six months ended July 31,
($ in millions, except per share amounts)	2018	2017	Y/Y Change	2018	2017	Y/Y Change
Net Sales	$8,886.1	$8,092.4	10%	$17,434.4	$15,116.0	15%

Operating income (GAAP)	$110.4	$103.5	7%	$180.9	$178.6	1%
Operating margin (GAAP)	1.24%	1.28%	-4 bps	1.04%	1.18%	-14 bps

Operating income (Non-GAAP)	$135.0	$127.8	6%	$259.0	$251.1	3%
Operating margin (Non-GAAP)	1.52%	1.58%	-6 bps	1.49%	1.66%	-17 bps

Net income (GAAP)	$75.9	$47.5	60%	$109.6	$78.1	40%
Net income (Non-GAAP)	$77.7	$66.7	16%	$148.5	$136.8	9%

EPS - diluted (GAAP)	$1.97	$1.24	59%	$2.84	$2.06	38%
EPS - diluted (Non-GAAP)	$2.01	$1.74	16%	$3.85	$3.61	7%

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com/investor.
Financial Highlights for the Second Quarter Ended July 31, 2018:

•	Net sales were $8.9 billion, an increase of 10 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 8 percent.

o	Americas: Net sales were $4.0 billion (46 percent of worldwide net sales), an increase of 7 percent compared to the prior-year quarter.

o	Europe: Net sales were $4.5 billion (51 percent of worldwide net sales), an increase of 13 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 9 percent.

o	Asia Pacific: Net sales were $0.3 billion (3 percent of worldwide net sales), an increase of 5 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 7 percent.

•
Gross profit was $527.0 million, an increase of $11.4 million, or 2 percent compared to the prior-year quarter. As a percentage of net sales, gross profit was 5.93 percent compared to 6.37 percent in the prior-year quarter.

•
Selling, general and administrative expenses (“SG&A”) were $415.3 million, or 4.67 percent of net sales, compared to $410.6 million, or 5.07 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $392.1 million, an increase of $4.4 million, or 1 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP SG&A was 4.41 percent, compared to 4.79 percent in the prior-year quarter.

•
Worldwide operating income was $110.4 million, or 1.24 percent of net sales compared to $103.5 million or 1.28 percent of net sales in the prior-year quarter. Non-GAAP operating income was $135.0 million, an increase of $7.1 million, or 6 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.52 percent, compared to 1.58 percent in the prior year quarter.

o
Americas: Operating income was $87.9 million, or 2.17 percent of net sales, compared to $88.0 million, or 2.33 percent of net sales in the prior-year quarter. Non-GAAP operating income was $95.4 million, an increase of $10.7 million, or 13 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 2.36 percent, an improvement of 11 basis points from the prior-year quarter.

o
Europe: Operating income was $29.1 million, or 0.64 percent of net sales, compared to $18.5 million, or 0.46 percent of net sales in the prior-year quarter. Non-GAAP operating income was $44.3 million, an increase of $0.9 million, or 2 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 0.97 percent compared to 1.07 percent in the prior-year quarter.

o
Asia Pacific: Operating income was $1.3 million, or 0.45 percent of net sales, compared to $5.1 million, or 1.81 percent of net sales in the prior-year quarter. Non-GAAP operating income was $2.5 million, a decrease of $4.2 million, or 63 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 0.86 percent compared to 2.39 percent in the prior-year quarter.

o
Stock-based compensation expense was $8.0 million, essentially flat from the prior-year quarter. This includes $0.7 million of acquisition and integration-related stock compensation expense. These expenses are excluded from the regional operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

•
Net income was $75.9 million, compared to $47.5 million in the prior-year quarter. Non-GAAP net income was $77.7 million, an increase of $11.0 million, or 16 percent, compared to the prior-year quarter.

•	Earnings per share on a diluted basis (“EPS”) were $1.97, compared to $1.24 in the prior year quarter. Non-GAAP EPS was $2.01, an increase of $0.27, or 16 percent compared to the prior-year quarter.

•	Net cash generated by operations during the quarter was $561 million.

•
Return on invested capital for the trailing twelve months was 5 percent, compared to 10 percent in the prior year period. The adjusted return on invested capital for the trailing twelve months was 11 percent, compared to 12 percent in the prior year period.

Global Business Optimization Program

Tech Data also announced a Global Business Optimization Program (“GBO Program”) designed to create a more agile, and cost-efficient organization that is structured for sustainable, long-term profitable growth. Components of the GBO Program include:

•	Enhancing the Company’s regional go-to-market models to deliver even greater value to channel partners;

•	Digitizing processes to drive a more responsive, empowered and nimble work environment; and

•	Driving productivity improvements through increased centralization and standardization throughout the global organization

The GBO Program is expected to result in annual cost savings of $70 million to $80 million, of which approximately half will be reinvested to accelerate the Company’s strategic priorities. To achieve these cost savings, the Company expects to incur one-time costs of $70 million to $80 million over the next 18 to 24 months. Through July 31, 2018, the Company incurred GBO Program-related costs of approximately $18 million, which are included in acquisition, integration and restructuring expenses.

“Fueled by strong demand for Endpoint Solutions, Q2 worldwide sales grew 10 percent to $8.9 billion — the high end of our guidance range,’ said Rich Hume, chief executive officer. “Non-GAAP earnings per share improved 16 percent from the year-ago quarter to $2.01, however, came in at the lower end of our expected range largely due to product mix. The strength in high-velocity sales generated exceptionally strong cash from operations of $561 million and produced a return on invested capital of 11 percent. Looking ahead, we will continue to build on our strengths – the powerful combination of our global scope with local expertise; strong operations; valued channel partner relationships; and dedicated colleagues, as we invest in both our people and our business. The Global Business Optimization Program we announced today will enable us to accelerate our strategic priorities and set a new standard in our industry by creating a more efficient and agile organization, and to secure our next wave of sustainable, profitable growth.”

Business Outlook

•	For the quarter ending October 31, 2018, the Company anticipates worldwide net sales to be in the range of $8.7 billion to $9.0 billion.

•	For the quarter ending October 31, 2018, the Company anticipates EPS to be in the range of $1.19 to $1.49 and non-GAAP EPS to be in the range of $2.00 to $2.30.

•	This guidance assumes an average U.S. dollar to euro exchange rate of $1.14 to €1.00.

•	This guidance assumes weighted average diluted shares outstanding of 38.6 million.

•	For the quarter ending October 31, 2018, the Company anticipates its effective tax rate will be in the range of 24 percent to 26 percent.

Webcast Details
Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the second quarter ended July 31, 2018. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.
Non-GAAP Financial Information
The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, value-added tax assessments and related interest expense, gain on disposal of subsidiary, tax indemnifications, acquisition-related financing expenses, changes in deferred tax valuation allowances and the impact of U.S. tax reform. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company’s Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data’s plans, objectives, expectations and intentions, Tech Data’s financial results and estimates and/or business prospects, involve a number of risks and uncertainties, and actual results could differ materially from those projected. These forward looking statements are based on current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Tech Data operates, and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data’s future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data’s Annual Report on Form 10-K for the year ended January 31, 2018, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data’s control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data’s expectations.

About Tech Data

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 83 on the Fortune 500® and has been named one of Fortune's "World's Most Admired Companies" for nine straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, and Facebook.

Contacts:

Charles V. Dannewitz, Executive Vice President, Chief Financial Officer
727-532-8028 (chuck.dannewitz@techdata.com)

Arleen Quiñones, Corporate Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

Three months ended July 31,		Six months ended July 31,	
	2018	2017 (As Adjusted[1])	2018	2017 (As Adjusted[1])
Net sales	$ 8,886,101	$ 8,092,353	$ 17,434,420	$ 15,115,973
Cost of products sold	8,359,071	7,576,762	16,384,273	14,143,294
Gross profit	527,030	515,591	1,050,147	972,679
Operating expenses:				
Selling, general and administrative expenses	415,319	410,598	837,680	763,230
Acquisition, integration, and restructuring expenses	13,297	30,117	46,522	72,183
Legal settlements and other, net	(5,234)	(28,655)	(8,199)	(41,343)
Gain on disposal of subsidiary	(6,717)	—	(6,717)	—
	416,665	412,060	869,286	794,070
Operating income	110,365	103,531	180,861	178,609
Interest expense	28,053	28,272	53,975	59,280
Other expense (income), net	901	284	2,818	(131)
Income before income taxes	81,411	74,975	124,068	119,460
Provision for income taxes	5,545	27,516	14,503	41,347
Net income	$ 75,866	$ 47,459	$ 109,565	$ 78,113
Earnings per share:				
Basic	$ 1.97	$ 1.24	$ 2.86	$ 2.07
Diluted	$ 1.97	$ 1.24	$ 2.84	$ 2.06
Weighted average common shares outstanding:				
Basic	38,428	38,174	38,356	37,720
Diluted	38,566	38,388	38,565	37,935

[1] Amounts have been adjusted to reflect the adoption of Accounting Standard Update 2014-09, Revenue from Contracts with Customers (ASC 606) on a full retrospective basis.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)
(Unaudited)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Selling, general and administrative expenses ("SG&A")	Three months ended July 31,	
	2018	2017
Net Sales	$ 8,886,101	$ 8,092,353
SG&A Expenses (GAAP)	$ 415,319	$ 410,598
Tax indemnifications	(554)	-
Acquisition-related intangible assets amortization expense	(22,715)	(22,855)
SG&A Expenses (non-GAAP)	$ 392,050	$ 387,743
SG&A Expenses (GAAP) %	4.67%	5.07%
SG&A Expenses (non-GAAP) %	4.41%	4.79%

	Six months ended July 31,	
	2018	2017
Net Sales	$ 17,434,420	$ 15,115,973
SG&A Expenses (GAAP)	$ 837,680	$ 763,230
Tax indemnifications	(554)	-
Acquisition-related intangible assets amortization expense	(46,019)	(41,604)
SG&A Expenses (non-GAAP)	$ 791,107	$ 721,626
SG&A Expenses (GAAP) %	4.80%	5.05%
SG&A Expenses (non-GAAP) %	4.54%	4.77%

Three months ended July 31,			
	2018		2017	
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	**$75,866**	**$1.97**	**$47,459**	**$1.24**
Legal settlements and other, net	(5,234)	(0.13)	(28,332)	(0.74)
Acquisition, integration and restructuring expenses	13,297	0.34	30,117	0.78
Acquisition-related intangible assets amortization expense	22,715	0.59	22,855	0.60
Gain on disposal of subsidiary	(6,717)	(0.17)	-	-
Tax indemnifications	554	0.01	-	-
Income tax effect of tax indemnifications	(554)	(0.01)	-	-
Income tax effect of other adjustments above	(9,404)	(0.25)	(5,367)	(0.14)
Income tax benefit from acquisition settlement	(12,839)	(0.34)	-	-
Non-GAAP Results	**$77,684**	**$2.01**	**$66,732**	**$1.74**

	Six months ended July 31,			
	2018		2017	
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	**$109,565**	**$2.84**	**$78,113**	**$2.06**
Legal settlements and other, net	(8,199)	(0.21)	(41,020)	(1.08)
Value added tax assessments and related interest expense	(928)	(0.02)	-	-
Acquisition, integration and restructuring expenses	46,522	1.21	72,183	1.90
Acquisition-related intangible assets amortization expense	46,019	1.19	41,604	1.10
Acquisition-related financing expenses	-	-	8,807	0.23
Gain on disposal of subsidiary	(6,717)	(0.17)	-	-
Tax indemnifications	554	0.01	-	-
Income tax effect of tax indemnifications	(554)	(0.01)	-	-
Income tax effect of other adjustments above	(22,312)	(0.58)	(22,896)	(0.60)
Income tax benefit from acquisition settlement	(12,839)	(0.34)	-	-
Change in deferred tax valuation allowances	(2,600)	(0.07)	-	-
Non-GAAP Results	**$148,511**	**$3.85**	**$136,791**	**$3.61**

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Return on Invested Capital (ROIC)

Adjusted Return on Invested Capital (ROIC)

TTM Net Operating Profit After Tax (NOPAT), as adjusted*:	Twelve months ended July 31, 2018	2017
Non-GAAP operating income [1]	$ 610,691	$ 454,332
Income taxes on non-GAAP operating income [2]	(172,797)	(134,878)
NOPAT, as adjusted	$ 437,894	$ 319,454
Average Invested Capital, as adjusted:		
Short-term debt (5-qtr end average)	$ 188,558	$ 340,608
Long-term debt (5-qtr end average)	1,604,359	988,243
Shareholders' Equity (5-qtr end average)	2,819,394	2,316,790
Tax effected impact of non-GAAP adjustments [3]	95,231	31,842
Total average capital, as adjusted	4,707,542	3,677,483
Less: Cash (5-qtr end average)	(737,995)	(1,081,802)
Average invested capital less average cash	$ 3,969,547	$ 2,595,681
Adjusted ROIC	**11%**	**12%**

* Trailing Twelve Months is abbreviated as TTM.

[1] Represents operating income as adjusted to exclude acquisition, integration and restructuring expenses, legal settlements and other, net, gain on disposal of subsidiary, value added tax assessments and acquisition-related intangible assets amortization expense.

[2] Income taxes on non-GAAP operating income was calculated using the trailing twelve months effective tax rate adjusted for the impact of non-GAAP adjustments during the respective periods.

[3] Represents the 5 quarter average of the year-to-date impact of non-GAAP adjustments.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION

Guidance Reconciliation